------------------------------------------------------------------------------
------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): May 29, 1998




                             BANKBOSTON CORPORATION
             (Exact name of registrant as specified in its charter)




       Massachusetts                   1-6522                     04-2471221
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission                 (IRS Employer
  of incorporation)                  File Number)            Identification No.)



       100 Federal Street, Boston, Massachusetts                   02110
       -----------------------------------------                ----------
        (Address of principal executive offices)                (Zip Code)



      Registrant's telephone number, including area code:  (617) 434-2200


------------------------------------------------------------------------------
------------------------------------------------------------------------------

Item 5.  Other Events.

       On May 29, 1998, BankBoston Corporation (the "Corporation") announced that it had reached an agreement to acquire the investment banking operations of Robertson Stephens from BankAmerica Corporation ("BankAmerica"). Under the terms of the agreement, the Corporation will pay $400 million in cash to BankAmerica and will establish a retention pool of approximately $400 million, consisting of $300 million in cash to be paid over four years and $100 million of stock options to be granted at fair market value upon the closing of the transaction. The after-tax present value of the transaction is estimated to be approximately $550 million. The transaction, which is subject to regulatory approvals, is expected to close in the fourth quarter of 1998.

Item 7.  Financial Statements and Exhibits.

(c)    Exhibits

        99 Press release dated May 29, 1998 announcing the Corporation's agreement to purchase the investment banking operations of Robertson Stephens from BankAmerica.

                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               BANK OF BOSTON CORPORATION


Dated:  June 2, 1998           /s/ SUSANNAH M. SWIHART
                               -----------------------
                               Susannah M. Swihart
                               Executive Vice President, Chief Financial Officer
                                  and Treasurer


                                       3